Exhibit 4.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS EITHER (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (B) RECKSON SERVICE INDUSTRIES, INC. HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO IT TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH SALE, PLEDGE OR OTHER TRANSFER AND THAT AN APPLICABLE EXEMPTION THERETO IS AVAILABLE; PROVIDED, HOWEVER, THAT IN NO EVENT MAY THIS WARRANT BE EXERCISED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO MARCH 7, 2001.




                      WARRANT TO PURCHASE COMMON STOCK OF
                       RECKSON SERVICE INDUSTRIES, INC.
               (Void after the Expiration Date set forth herein)


                                                                           W-3

     This certifies that GOTHAM PARTNERS INTERNATIONAL, LTD. or its permitted assigns (the "Holder"), for value received, is entitled to purchase from RECKSON SERVICE INDUSTRIES, INC., a Delaware corporation (the "Company"), 450,000 fully paid and nonassessable shares of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to adjustment from time to time in accordance with Section 3, for cash at a price of $70.00 per share (as may be adjusted from time to time in accordance with Section 3, the "Stock Purchase Price") at any time or from time to time on or after March 7, 2001 and up to and including 5:00 p.m. (New York time) on June 7, 2003 (the "Expiration Date"). The Holder may purchase the shares pursuant hereto upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto as Exhibit A and, unless this Warrant has been registered for resale under the Securities Act of 1933, as amended (the "1933 Act"), the Form of Investment Representation attached hereto as Exhibit B duly filled in and signed and, if applicable, upon payment in cash or other same-day funds of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.

          This Warrant is subject to the following terms and conditions:

     1. Exercise; Issuance of Certificates; Payment for Shares.

          1.1 Exercise. This Warrant is exercisable at any time or from time to time on or after March 7, 2001 and on or prior to the Expiration Date with respect to all or any part of the shares of Common Stock set forth in the first paragraph of this Warrant. Any unexercised portion of this Warrant shall terminate on the Expiration Date. The Company agrees that the shares of Common Stock purchased under this Warrant shall be, and are deemed to be, issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and full payment made in cash or other same-day funds for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each certificate for shares of Common Stock so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

          1.2 Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash or other same-day funds, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the designated office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

              X = Y (A-B)
                  -------
                     A

          Where X = the number of shares of Common Stock to be issued to the Holder

               Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

               A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

               B = the Stock Purchase Price (at the date of such calculation)

For purposes of this Warrant, fair market value of one share of Common Stock shall be equal to the closing sales price for the Common Stock as quoted on the Nasdaq National Market or any successor thereto or the primary exchange on which the Common Stock is then quoted, or, if the Common Stock is not then quoted on any automated quotation system or exchange, the price determined by the Company's Board of Directors in good faith.

     2. Warrant Agency; Transfer, Exchange and Replacement of Warrants.

          2.1 Warrant Agency. If the holders of Warrants to purchase a majority of the shares of Common Stock issuable upon exercise of the Warrants shall request appointment of an independent warrant agency with respect to the Warrants, the Company shall promptly appoint and thereafter maintain, at its own expense, an agency in New York, New York, which agency may be the Company's then existing transfer agent (the "Warrant Agency"), for certain purposes specified herein, and shall give prompt notice of such appointment (and appointment of any successor Warrant Agency) to all holders of Warrants. Until an independent Warrant Agency is so appointed, the Company shall perform the obligations of the Warrant Agency provided herein at its address at 1350 Avenue of the Americas, New York, New York, or such other address as the Company shall specify by notice to all Warrantholders.

          2.2 Ownership of Warrant. The Company may deem and treat the Holder as the owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Warrant Agency) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 2.

          2.3 Transfer of Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or his duly authorized agent or attorney, with (unless the Holder is the original Warrantholder or another institutional investor) signatures guaranteed by a bank or trust company or a broker or dealer registered with the National Association of Securities Dealers, Inc., and funds sufficient to pay any transfer taxes payable upon such transfer; provided, however, that Warrants are transferable in denominations of 100,000 Warrants. Upon surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be cancelled. The Warrant Agency shall not be required to register any transfers if the Holder fails to furnish to the Company, after a request therefor, an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from the registration requirements of the 1933 Act and applicable state securities laws. This Section 2.3 is subject to the provisions of Section 7.

          2.4 Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued (which may not be less than 100,000 Warrants), signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with
Section 2.3 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          2.5 Loss, Theft, Destruction or Mutilation of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company (it being understood that the original Warrantholder's full and unconditional indemnity shall be satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock as provided for in such lost, stolen, destroyed or mutilated Warrant.

          2.6 Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of this Warrant and shares of Common Stock purchasable upon exercise of this Warrant.

          3. Shares to Be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights evidenced by this Warrant may be exercised, the Company will at all times during such period have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights evidenced by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the securities of the Company may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise except as otherwise provided by that certain Warrant Registration Rights Agreement, of even date herewith, by and between the Company and the Holder.

          4. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment in accordance with Sections 4, 4.1, 4.2, and 4.4 and from time to time upon the occurrence of certain events described in Sections 4, 4.1, 4.2 and 4.4. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

          4.1 Common Stock Dividends; Subdivision or Combination of Stock. In case the Company shall at any time pay a dividend of shares of Common Stock on all of its outstanding shares of Common Stock or subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such dividend or subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

          4.2 Cash Dividends. If the Company shall distribute a dividend in cash, the Stock Purchase Price shall be decreased, effective immediately after the record date for such dividend, to the price determined by multiplying the Stock Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the fair market value per share of Common Stock of the Company on the last day before the Common Stock trades without the right to receive such dividend in the relevant market or exchange less the amount of cash distributed in such dividend with respect to one share of Common Stock and the denominator of which shall be the fair market value per share of Common Stock on such last day.

          4.3 Other Distributions. In the event that the Company shall issue or distribute to the holders of all of its Common Stock any security, property or contractual right (including without limitation any subscription right), other than as contemplated in Sections 4.1, 4.2 and 4.4, (each such security, property or contractual right, an "Other Distribution") then the Holder hereof shall be entitled to receive, at the time such Other Distribution is distributed to the holders of the Company's Common Stock, without payment of any additional consideration therefor, the amount of such Other Distribution which such Holder would have received had such Holder been the holder of record of the Common Stock deliverable upon exercise of this Warrant in full as of the record date for such Other Distribution.


          4.4 Tender Offers. If a tender offer made by the Company or any subsidiary for all or any portion of the Common Stock shall expire and such tender offer shall require payment to tendering holders of Common Stock of aggregate consideration having a market value which exceeds the fair market value of the Common Stock acquired in such tender offer ("Excess Tender Amount"), then the Stock Purchase Price shall be adjusted to equal the price determined by multiplying the Stock Purchase Price in effect immediately prior to the close of business on the expiration date for such tender offer by a fraction, the numerator of which shall be the fair market value per share of Common Stock on such expiration date, less the Excess Tender Amount, if any, divided by the number of outstanding shares of Common Stock, and the denominator of which shall be the fair market value per share of Common Stock on such expiration date. Such adjustment shall be effective immediately after the expiration date of such tender offer.

          4.5 Reorganization, Reclassification, Consolidation, Merger or Sale.
(a) If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets, shall be effected (an "Organic Change"), and in connection with such Organic Change, the Common Stock shall be converted into common stock of another entity, then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any such Organic Change, the Company shall make appropriate provision with respect to the rights and interests of the Holder of this Warrant that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable to any shares of stock thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holders of a majority of the warrants of like tenor to purchase Common Stock then outstanding, executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. The Company shall notify the Holder of this Warrant of any such proposed Organic Change reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise this Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice be given to the holders of Common Stock of the Company, the Holder of this Warrant shall be provided the same notice given to the holders of Common Stock of the Company.

               (b) In the event of an Organic Change for which no adjustment is specified by Section 4.1 or Section 4.5(a), this Warrant shall be adjusted so that, after such Organic Change, the Holder shall have a right to purchase common stock of the surviving, resulting or acquiring company in such Organic Change, with the number of such shares and the exercise price therefor determined by the Board of Directors of the Company prior to such Organic Change so as to preserve the aggregate amount payable upon the exercise of this Warrant in full and the difference (positive or negative), if any, on the day immediately preceding the day such Organic Change is completed, between the fair market value of the shares of Common Stock purchasable upon the exercise of this Warrant in full and the Stock Purchase Price therefor.

          4.6 Affiliate Transactions. In the event that the Company shall issue any shares of Common Stock to, or repurchase any shares of Common Stock from, any "affiliate", as defined in Rule 405 under the 1933 Act, of the Company, other than in connection with any acquisition of or investment in a partner entity, such issuance or repurchase shall be on terms no less favorable to the Company than those obtainable by a party who is not such an affiliate.

          4.7 Certain Other Events. If any event occurs as to which the foregoing provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Stock Purchase Price or decreasing the number of shares of Common Stock purchasable upon exercise of this Warrant, or otherwise adversely affect the Warrantholders.

          4.8 Notices of Change.

               (a) Immediately upon any adjustment in the Stock Purchase Price and the number of shares purchasable upon exercise of this Warrant, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (b) The Company shall give written notice to the Holder at least 5 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

               (c) The Company shall also give written notice to the Holder at least 10 business days prior to the date on which an Organic Change contemplated in Section 4.5 shall take place.

          4.9 Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. Instead, the Company shall pay to the Holder, in lieu of issuing any fractional share, a sum in cash equal to such fraction multiplied by the current market price of a share of Common Stock, as determined by the Company's Chief Executive Officer, Chief Financial Officer or Board of Directors, on the business day immediately prior to the date of exercise.

     5. Issue Tax and Expenses. The issuance of certificates for shares of Common Stock upon the exercise of any portion of this Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) or other expenses in respect thereof; provided, however, that the Company shall not be required to pay any tax or other expenses which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     6. Closing of Books. The Company will at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of any portion of this Warrant.

     7. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except as provided herein, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares of Common Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock pursuant to this Warrant, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

     8. Transfer. This Warrant may not be sold, pledged or otherwise transferred prior to March 7, 2001. On or after March 7, 2001, neither this Warrant nor the shares of Common Stock issued upon exercise of this Warrant may be sold, pledged or otherwise transferred unless (A) covered by an effective registration statement under the 1933 Act and qualified under the applicable state securities laws or (B) the Company has been furnished with an opinion of counsel acceptable to it to the effect that no registration or qualification is legally required for such sale, pledge or other transfer and that an applicable exemption thereto is available.

     The Holder, by acceptance hereof, agrees that it will not, prior to March 22, 2000, offer, agree to sell, sell, grant any option to purchase, or enter into any hedging activities in respect of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exchangeable for any shares of Common Stock of the Company or warrants or other rights to purchase shares of Common Stock of the Company.

     9. Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the Company, the Holder of this Warrant and the holder of shares of Common Stock issued upon exercise of this Warrant referred to in
Section 8 shall survive the exercise of this Warrant.

     10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     11. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to the Holder at the Holder's address as shown on the books of the Company or to the Company at 1350 Avenue of the Americas, New York, New York, Attention: General Counsel or such other address as either party may from time to time provide to the other party.

     12. Binding Effect on Successors. This Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock purchasable upon the exercise of this Warrant shall survive the exercise of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the permitted successors and assigns of the Holder hereof.

     13. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions relating to conflicts of law.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer thereunto duly authorized.

Dated:  March 7, 2000                       RECKSON SERVICE INDUSTRIES, INC.



                                           By________________________________
                                             Name:
                                             Title: